Exhibit 10.1
LOT PURCHASE AGREEMENT
     THIS LOT PURCHASE AGREEMENT (“Agreement”) is made and entered into effective on the last date entered beside a signature at the end of this Agreement (the “Effective Date”), by and between POWELL’S LANDING LLC, a Virginia limited liability company (“Seller”); and POWELL’S NEIGHBORHOODS II, L.L.C., a Virginia limited liability company (“Purchaser”).
RECITALS:
     A. Seller is the owner and developer of a project containing approximately 141 acres of real property located in Prince William County, Virginia (the “County”) known as Powell’s Landing (the “Project”), a portion of which is shown and more fully described in the Section plan entitled “Powell’s Landing Section 11” (the “Plan”), prepared by The Engineering Groupe, a copy of which is attached hereto and incorporated herein as Exhibit “A”.
     B. Subject to the terms and conditions hereof, Seller wishes to sell to Purchaser, and Purchaser wishes to purchase from Seller, lots 1-24, inclusive, Section 11, for a total of twenty-four (24) lots within the Project (the “Property” or the “Lots”, or individually each a “Lot”). The area of the Project containing the Lots as shown on the Plan is hereinafter referred to as the “Phase”. The Property shall consist of recorded lots approved by the County for the development and construction of detached single-family homes. The Lots are more particularly identified on the Plan attached hereto as Exhibit “A”. For all purposes under this Agreement, the terms “Property” or “Lots” or “Lot” shall also be deemed to include all improvements thereon and all easements and other rights appurtenant to the Property or the Lots.
     C. Seller expressly acknowledges that Seller entering into this Agreement to sell the Lots to Purchaser is a material consideration for Purchaser’s agreement to begin and complete construction of two (2) new model homes on lots previously acquired by Purchaser in the Project and which are located near the Lots covered by this Agreement, and that Purchaser would not have commenced construction of such model homes without Seller having entered into this Agreement.
     D. Seller wishes to provide for the orderly development of the Project being developed by Seller within which the Property is located.
     NOW, THEREFORE, in consideration of the foregoing recitals, and the covenants and undertakings provided for herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1. PURCHASE AND SALE OF LOTS.
     1.01 Purchase Agreement. Upon the terms and conditions hereinafter set forth, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, the Property. The Property shall be used solely for development and construction of residential detached single- family homes offered for sale to individual purchasers (the “Homes”, and each individually a “Home”).
     1.02 Purchaser’s Plans. Purchaser shall be responsible for the submission of Purchaser’s plans to the Seller, which shall be subject to Seller’s reasonable written approval. Purchaser’s plans, which must be approved by Seller, shall include, by way of example, Purchaser’s development, construction, architectural, house grading and landscape plans. The exterior design and materials, including color and the location of all the Homes to be constructed by Purchaser on the Lots shall be subject to Seller’s review and reasonable approval. Applications for all such approvals shall be made by Purchaser and submitted to Seller in duplicate. If, subsequent to Seller’s approval, Purchaser’s plans or revisions thereto require County approval, Purchaser shall submit such plans or revisions to the County and obtain approval from all reviewing and approving governmental entities in a diligent and timely manner. Purchaser agrees that (a) its failure to obtain plan approval as a result of Purchaser’s submission or revision of plans shall not delay any Closing (as hereinafter defined) hereunder unless specifically agreed upon in writing by Seller; and (b) all costs associated with Purchaser’s plan submissions and revisions shall be at the sole cost and expense of Purchaser. Purchaser shall provide Seller with copies of any plans and/or plan revisions submitted to the County. Seller shall approve or reject Purchaser’s architectural plans pursuant to the provisions of Section 6.04(b), but in no event later than thirty (30) days after submission of the plans. Notwithstanding anything contained in this Section 1.02 or in Section 6.04(b) to the contrary, Seller expressly acknowledges that all plans previously submitted by Purchaser and approved by Seller for the Homes built or to be built by Purchaser in other sections of the Project are approved by Seller with respect to the Lots covered by this Agreement. In addition, Seller expressly acknowledges that Seller has approved Purchaser’s Alcott 480 model, provided that Purchaser (i) shall not construct more than four (4) Alcott 480 Homes on the Lots being acquired by Purchaser under this Agreement, and (ii) shall not build Alcott 480 Homes on adjacent Lots. Furthermore, Seller and Purchaser expressly acknowledge that the Exterior Guidelines dated October 20, 2000 shall be modified with respect to the Lots as shown on Exhibit “I” attached hereto and incorporated herein by reference.
     1.03 No Implied Rights. Purchaser acknowledges and agrees that it shall have no rights, express or implied, by reason hereof, to purchase any portion of the Project other than as expressly set forth herein or as expressly set forth in the prior Lot Purchase Agreement entered into between Seller and Purchaser for lots in other sections of the Project, and Seller shall have the right to sell other lots in the Project to other builders or other individuals in Seller’s sole discretion. Purchaser understands that other builders in the Project may be constructing single- family detached homes in competition with Purchaser. Upon the termination of this Agreement, Purchaser shall have no right to acquire or purchase any of the Lots which were not purchased and closed upon by Purchaser prior to the termination of this Agreement and Seller shall have the right to market and sell such Lots to any third party purchaser at Seller’s discretion.
     1.04 Release of Seller’s Bonds. Purchaser understands that its failure to satisfactorily resolve issues with the County with regard to Purchaser’s development, construction, landscape or other plans related to the Property may result in Seller not being timely released from its site development bond obligations with the County. Purchaser shall reasonably cooperate with the

Seller and the bonding authorities to facilitate the release of Seller’s bonds, at no cost or expense to Purchaser. In the event of a breach of this Section 1.04 by Purchaser, Seller shall have the right to receive reimbursement for any costs incurred by Seller in regard to such breach from the Damage Deposit as defined in Section 7.
2. PROPERTY DOCUMENTS.
     Within three (3) business days after the Effective Date, Seller shall deliver to Purchaser without cost to Purchaser, and without warranty or representation of any type from Seller, copies of the plans, plats, and any other non-proprietary engineering work in Seller’s possession or control that pertains to the Property. Seller’s failure to deliver any such property documents to Purchaser shall not be deemed to be a default hereunder by Seller.
3. PURCHASE PRICE.
     3.01 Purchase Price. Purchaser shall purchase the Property for the following purchase price (the “Purchase Price”), which shall be paid for each Lot at Closing hereunder on such Lot by certified or bank cashier’s check or wire transfer of funds:
     (i) The Purchase Price for the initial eight (8) Lots acquired by Purchaser under this Agreement shall be One Hundred Thirty-five Thousand and No/100 Dollars ($135,000.00);
     (ii) The Purchase Price for the next eight (8) Lots acquired by Purchaser under this Agreement shall be One Hundred Forty-seven Thousand Five Hundred and No/100 Dollars ($147,500.00); and
     (iii) The Purchase Price for the final eight (8) Lots acquired by Purchaser under this Agreement shall be One Hundred Fifty-nine Thousand and No/100 Dollars ($159,000.00).
     3.02 Additional Purchase Price. In addition to the payment of the Purchase Price for each of the Lots as set forth in Section 3.01 above, at the time that Purchaser proceeds to closing on the sale of each respective Lot and the Home constructed thereon by Purchaser to a third party home purchaser (each a “Home Purchaser”), Purchaser shall pay to Seller as additional purchase price (the “Additional Purchase Price”) for such Lot and the Home constructed thereon an amount equal to the difference, if any, of (a) twenty nine per cent (29%)of the Gross Sale Price (as hereinafter defined) derived by Purchaser from the sale of such Lot and the Home constructed thereon to the Home Purchaser, minus (b) the Purchase Price paid by Purchaser to Seller for such Lot as set forth in Section 3.01 above. For all purposes under this Section 3.02, the term “Gross Sale Price” shall be defined as the gross sale price paid by the Home Purchaser for the applicable Lot and the Home constructed thereon, including (without limitation) all amounts paid for extra features, customized features, additions and/or non-standard items constructed and/or installed in such Home, all as reflected as the purchase price on the HUD-1 settlement statement executed by Purchaser and the Home Purchaser at closing on the sale of such Lot and Home to the Home Purchaser (the “Settlement Statement”). The Additional

Purchase Price with respect to any particular Lot and the Home constructed thereon, if any, shall be due and payable by Purchaser to Seller at the time of closing of the sale of such Lot and Home to the Home Purchaser and shall be shown as a line item payable to Seller on all HUD-1 settlement statements. At least three (3) days prior to any settlement, the settlement agent shall deliver to Seller a draft copy of the settlement statement showing the Additional Purchase Price to be paid to Seller from such settlement or showing that no Additional Purchase Price is payable from such settlement. The settlement agent for the sale of any Lot and the Home by Purchaser to a Home Purchaser is hereby directed to deliver payment of the Additional Purchase Price directly to Seller within three (3) business days after completion of such settlement (accompanied by a copy of the fully executed Settlement Statement). With respect to any Lot and Home constructed thereon for which Additional Purchase Price is not payable, Purchaser shall still be required to provide to Seller, within three (3) business days after completion of such settlement, a copy of the fully executed Settlement Statement to reflect the fact that no Additional Purchase Price is payable with respect thereto. Purchaser’s obligation to pay the Additional Purchase Price pursuant to this Section 3.02 shall survive each Closing under this Agreement, and Seller shall be entitled to pursue a cause of action against Purchaser in order to collect the required Additional Purchase Price from Purchaser pursuant to this Section 3.02.
     3.03 Lot Takedown Schedule. Provided that all conditions precedent to Purchaser’s and Seller’s obligations hereunder to proceed to Closing on the subject Lots have been satisfied or waived, Closing on each Lot under the terms of this Agreement shall be held at the offices of Excel Title Corporation, 4100 Monument Corner Drive, Suite 310, Fairfax, Virginia 22030 (the “Escrow Agent”), or such other location in the Northern Virginia area selected by Purchaser and reasonably acceptable to Seller, within ten (10) business days after Purchaser notifies Seller in writing that Purchaser intends to purchase and settle upon a particular Lot. In no event shall any Closing occur under this Agreement later than two (2) years after the Effective Date of this Agreement (the “Outside Closing Date”). Any Lot not purchased and closed upon by Purchaser on or before the Outside Closing Date may thereafter be sold by Seller to any third party purchaser or retained by Seller in Seller’s sole discretion and Purchaser shall have no rights in and to any such Lot. If Seller and Purchaser have not proceeded to Closing on any Lots under this Agreement on or before the Outside Closing Date, then this Agreement shall thereafter terminate and be of no further force or effect with respect to any such unpurchased Lots, except for those rights and obligations which specifically survive termination hereunder. Purchaser shall be permitted to proceed to Closing on the purchase of Lots pursuant to this Section 3.03 in any order that Purchaser desires, in its sole discretion.
     3.04 Completion of Development Work. Seller represents and warrants to Purchaser that Seller has completed the Development Work (as hereinafter defined) for the Lots in accordance with the terms and conditions of this Agreement.
4. CLOSING.
     4.01 Lot Inspection. At such time as Seller has completed the Development Work with respect to a particular group of Available Lots, Seller shall issue and deliver to Purchaser a memorandum certifying to it. At least five (5) business days prior to Closing by Purchaser of its acquisition of a particular Lot, the parties through their agents or employees, jointly shall inspect such Lot and the improvements related thereto specified by Seller as finished and, provided such improvements are in fact finished, sign a memorandum “punch list” wherein are described the results of their joint inspection (the “Lot Inspection Report”). Attached hereto as Exhibit “B” and made a part hereof is a Lot Inspection Report to be used for said purpose. Unless otherwise provided herein or agreed by both parties to the contrary, Seller shall repair and/or complete all deficiencies and noted incomplete items within thirty (30) days of said Lot Inspection Report (final paving shall be completed within a reasonable time and so as not to hinder, delay or interfere with Purchaser’s development, or issuance of a building or use and occupancy permits). Completion of said punch list items shall not be a condition precedent to Closing, so long as completion of the punch list items will not delay Purchaser from obtaining building permits and occupancy permits, and/or adversely affect Purchaser’s ability to market Homes, in which case the date for Closing shall be extended for up to thirty (30) days for Seller to complete the punch list items. In the event the parties are unable to agree upon the completion of Lot finishing, or the nature of the defects involved in completing such Lots, each of the parties shall select a licensed professional engineer, and the two engineers thus selected shall select a third and the consensus of such three engineers regarding the completion or non-completion of Lot finishing shall be binding upon the parties. Each party shall pay all costs and expenses associated with the engineer that each party selects. All costs and expenses associated with the third engineer, selected by the first two engineers, shall be equally divided between the Seller and Purchaser.
     4.02 Deliveries at Closing: Expenses. At each closing (“Closing”), Seller shall prepare and tender (a) a special warranty deed for the applicable Lot to be conveyed at such Closing which shall contain language reflecting seller’s option to repurchase lots as set forth in Section 7.06 of this Agreement; and (b) such other documents, affidavits and assurances as may be reasonably required by Purchaser’s title company, and Purchaser shall pay the full applicable Purchase Price for the Lots as set forth in Section 3 of this Agreement. The Virginia grantor’s tax shall be paid by Seller, each party shall pay its own attorneys’ fees relating to Closing, if any, and, subject to Section 4.03 below, all other closing costs and recording fees and taxes shall be paid by Purchaser. The Seller shall pay a settlement fee not to exceed $100.00 per Closing.
     4.03 Taxes. At each Closing, real estate taxes and any special assessments shall be appropriately prorated to the date of Closing, and any taxes paid in advance by Seller shall be reimbursed by Purchaser. Seller shall be responsible for payment of rollback taxes, if any. In the event either party properly determines that the real estate proration made at any Closing was incorrect, each party agrees to correct the error by direct reimbursement to the party that overpaid.
     4.04 Other Payments at Closing. At the first Closing the Purchaser shall reimburse the Seller for its costs as set forth on the schedule of reimbursable costs (“Schedule of Reimbursable Costs”), a copy of which is attached hereto as Exhibit “C” and incorporated herein by reference.
     4.05 Deed of Conveyance. The deed of conveyance for each Lot shall also contain a reservation by Seller of the unilateral right of Seller from time to time to apply for, pursue and effect any administrative approval, including, but not limited to, the zoning and rezoning of the Project and any grant of, amendment, modification or waiver of any development conditions, development plans and/or proffers affecting the Project and, if requested by Seller, Purchaser shall join in any zoning, rezoning or amendment, modification or waiver, providing that such zoning, rezoning, amendment or waiver shall not materially and adversely affect the value and use of the Property or Lots or materially increase the cost of Purchaser’s development or construction on the Lots. For purposes of this Section 4.05, the term ‘Project” shall not include the Lots.
5. TITLE.
     5.01 State of Title. Title to each Lot of the Property shall be good and marketable and shall be conveyed in fee simple, by special warranty deed, and shall be insurable at regular rates by a title insurance company of Purchaser’s choice, free and clear of any and all liens and encumbrances except for (i) those matters approved or deemed approved by Purchaser pursuant to subsection 5.02 below, (ii) the lien of real estate taxes not at the time of the applicable Closing due and payable, and (iii) such other easements and covenants (including but not limited to utility easements) which are necessary for development of the Project as do not materially adversely affect the use, development, or value of the applicable Lots or materially increase the cost of Purchaser’s development or construction on the Lots (together, the “Permitted Encumbrances”).
     5.02 Title Examination.
          a. Purchaser shall obtain a title report for the Property and not later than ten (10) days after the Effective Date of this Agreement (the “Title Review Period”) shall notify Seller in writing of any title matters listed in such title commitment which are not Permitted Encumbrances and of which Purchaser disapproves. In the event Seller fails to cure any such defects or other matters (except as provided below) before any Closing, or if Seller notifies Purchaser that it has elected not to cure the defects or matters, Purchaser may (i) cure such defects at Purchaser’s expense, (ii) terminate this Agreement, in which case the parties hereto shall be relieved of any further liability and/or obligation hereunder except for those liabilities and obligations which specifically survive termination hereunder, or (iii) withdraw its objections and proceed to Closing with such title as Seller may convey. If Purchaser gives Seller no such written notice on or before the end of the Title Review Period, Purchaser shall be deemed to have accepted title as reflected on Purchaser’s title commitment as marketable and suitable for Purchaser’s intended use and possession. In addition, at any time during the term of this Agreement, Purchaser shall be entitled to obtain, at its sole cost and expense, a current survey of the Property, and Purchaser shall have fifteen (15) days after receipt of any such survey to deliver written notice to Seller of any matters reflected on the survey which are not Permitted Encumbrances and of which Purchaser disapproves, and the same rights and obligations as set forth in this subsection 5.02a shall apply to any objections made by Purchaser to matters reflected on the survey.
          b. Notwithstanding the foregoing, Purchaser acknowledges that until each Closing, the title commitment may reflect certain standard exceptions (including but not limited to the exception for unfiled mechanics’ liens, the exception for defects, liens, encumbrances, adverse claims or other matters, if any, created after the date of the commitment but before the date title to the applicable Lot vests in Purchaser, the exception for rights of parties in possession, and the exception for any mortgages encumbering the Property). Seller shall take such actions as may be reasonably necessary to cause such exceptions to be removed (to the extent related to matters prior to each Closing) as of the time of each Closing. It shall be a condition precedent to Purchaser’s obligation to proceed to Closing that such exceptions be removed at or prior to the subject Closing.
     5.03 Additional Title Matters. The parties acknowledge that, from time to time, it may be necessary or appropriate for Seller to impose additional title matters (such as, but not limited to, utility easements or other easements required by the County) on portions of the Project in order to facilitate the orderly development of the Project. In the event that any proposed additional title matter will, either before or after the Closing, affect the Property, Seller shall so notify Purchaser. Seller shall not impose any such additional title matter that would materially adversely affect the use, development, or value of the Property or materially increase the cost of Purchaser’s development or construction on the Lots without the prior written consent and approval of Purchaser.
6. DEVELOPMENT AND CONSTRUCTION.
    6.01 Subdivision and Site Plan. Seller shall obtain the approval of the final site and subdivision plans for the Project (“Final Plans”) by the County, Virginia Department of Transportation (“VDOT”) and all other official governmental authorities at Seller’s sole cost. Seller shall post all necessary public improvement bonds or escrows required to record the Final Plans, including the final record plat or plats for the Property among the land records of the County. Purchaser has reviewed and approved the site plan for the Property. Any changes to the site plan in connection with the processing and approval of the Final Plans by all appropriate governmental authorities shall be subject to the reasonable approval of Purchaser if any such changes would materially and adversely affect the use, development or value of the Property or materially increase the cost of Purchaser’s development or construction on the Lots.
    6.02 Seller’s Development. Seller shall perform the following work prior to the first Closing on the Property by Purchaser, at Seller’s cost and expense, in a workmanlike manner and in accordance with the regulations, laws and ordinances of all applicable authorities (the
“Development Work”):
          (a) Grading. Over-lot grading and delivery of a balanced lot by Seller, pursuant to the grading criteria mutually agreed upon and attached hereto as Exhibit “G” and incorporated herein by reference (the “Site Grading Plan”). Seller shall complete initial (mass) grading in accordance with the agreed upon Site Grading Plan. Purchaser shall be responsible for any further excavation or grading. Purchaser, at its sole cost and expense, shall be responsible for the installation and maintenance of on-Lot dust and siltation controls as required by applicable governmental authorities and for the restoration of all areas of the Project or public roads disturbed by its construction activities.
          (b) Sewer and Water. Install public sanitary sewer and water mains to approximately five (5) feet within the boundary line of each Lot, not to exceed eight (8) feet from the top of the curb, as shown on the approved Final Plans for the Property. Purchaser shall, at each Closing or ten (10) days after Seller’s request, reimburse Seller any sanitary sewer or water tap and/or availability fees or pro rata share payments paid by Seller applicable to the Lot purchased by Purchaser at such Closing, provided that Seller provides within ten (10) days prior to Closing or request from Seller, reasonable supporting evidence to Purchaser that Seller actually made such payments. Additionally, Purchaser shall be solely responsible for payment of the water availability fee and for sewer fees associated with Home connections and building permits.
          (c) Storm Drainage. All storm drainage and storm drainage systems as required by the local government or other authority, including payment of all off-site fees and charges with respect thereto.
          (d) Streets. Base paved public and private streets, and base paved access to a dedicated public street as required by appropriate governmental authority. Seller shall install curb and gutter; thereafter Purchaser shall be responsible for the repair of any damage to the curb and gutter caused by Purchaser or its agents, employees, contractors or subcontractors after the Lot Inspection Report is prepared. Driveways, sidewalks, leadwalks and aprons shall be installed by Purchaser, shall be located as per the approved Final Plans and shall be Purchaser’s responsibility. Final street paving shall not be completed by or required for any Closing, but shall be Seller’s obligation to complete after Closing. Only such work (including base paving) as necessary to secure building permits and use and occupancy permits shall be required prior to each Closing.
          (e) Utilities. Seller shall facilitate the installation of telephone, gas, cable television and electricity utility lines to the Lots and shall coordinate with the utility companies. Installation of the gas lines from the main line to the Home and electricity lines from the transformer to the Home shall be at Purchaser’s expense. Seller will install conduit for street crossing as necessary.
          (f) Street Lights. Street lights and street signs required by governmental authorities, within public rights-of-way and on road common areas, shall be installed or paid for by Seller.
          (g) Sediment Control. Sediment control ponds and devices (during rough grading, installation of sewer and water utilities, storm drainage facilities and base paving activities only, and excluding those devices required for building construction), stormwater management facilities on the Project (including the Property), and temporary stabilization as required by appropriate authority, including maintenance of the same until grading is accepted by Purchaser, shall be Seller’s responsibility. All grading shall be in compliance with approved sediment control plans and site plans and all other governmental regulations.
          (h) Recreation Facility. Seller shall be responsible for the development and construction of a recreation facility for the benefit of the Project (the “Recreation Facility”) that shall include amenities as set forth in the Proffers (as defined below) agreed upon in connection with the County rezoning for the Project. Seller shall complete construction and installation of the various portions of the Recreation Facility on or before the required date for completion thereof pursuant to the Proffers. The Purchaser agrees to pay Five Thousand Dollars ($5,000.00) per Lot within the Property as its contribution for the cost of constructing the Recreation Facility (the “Recreation Facility Contribution”). The Recreation Facility Contribution shall be payable in cash or certified funds on the date of each Closing for the Lot then purchased. The Recreation Facility Contribution shall be non-refundable, except as provided in Section 7.06 below.
          (i) Landscaping. The Purchaser will install the required fences/shrubs on each Lot as set forth on Exhibit “D” attached hereto and incorporated herein by reference, and Purchaser shall use the materials and comply with the specifications with respect thereto as set forth on Exhibit “D” attached hereto.
          (j) Development Responsibility Schedule. Seller agrees to be responsible for the items shown on the Development Responsibility Schedule, attached hereto as Exhibit “E” and incorporated herein by reference as being Seller’s responsibility. In the event of a conflict between the Development Responsibility Schedule and this Agreement, this Agreement shall control.
          (k) Mutual Cooperation. Purchaser and Seller shall, prior to and after Closings, cooperate with each other in a reasonable manner to facilitate development and construction within the Project in the most efficient and expeditious and cost-effective manner. Purchaser and Seller will timely dedicate or convey to the appropriate party any and all rights of way, drainage, detention and utility easements, trail easements, easements for cable television, telephone, internet, fiber optic and all other easements, and undertake such minor boundary line adjustments as may be reasonably necessary for the owner/developer of each parcel within the Project to develop its parcel in accordance with such owner/developer’s development plans therefor or to meet any requirements of the County, VDOT or any other governmental agencies imposed in connection with such development, all at no cost or expense to the requested party, as the case may be. Seller or Purchaser, at their respective options, may request all such necessary and ordinary drainage, detention, utility, ingress-egress and other easements over and across the Project, provided that any such easements and other matters shall not materially interfere with the other party’s intended development of its property or materially increase the cost thereof. The provisions of this paragraph shall be binding upon the successors and/or assigns of Seller and Purchaser.
     6.03 Purchaser’s Improvements. Purchaser shall be solely responsible for all construction on the Property except as specifically provided for in this Agreement. The Purchaser agrees to be responsible for the items shown on the Development Responsibility Schedule attached hereto as Exhibit “E” as being Purchaser’s responsibility.
     6.04 Purchaser’s Construction Standards and Obligations. The Purchaser shall be subject to the following obligations and requirements, which shall survive each Closing.
          (a) Purchaser’s Work. All improvements constructed by Purchaser on the Property, as well as Purchaser’s construction activities, shall be completed in a timely and workmanlike manner, and shall conform to all applicable laws, codes, ordinances, regulations, covenants, Purchaser’s approved site plans and construction plans, all applicable building permits, and all development conditions applicable to the Property, including (without limitation) the Proffers.
          (b) Architectural Plans. The Seller shall have approval rights as follows:
i.	Subject to the approvals granted by Seller as provided in Section 1.02 above, the exterior design and materials (including color) and location of all improvements and house models to be constructed by Purchaser on the Lots and all Lot plans for Lots shall be subject to review and approval by Seller, such approval not to be unreasonably withheld.

ii.	Applications are to be submitted in duplicate. All approvals or disapprovals shall be in writing.

iii.	The Seller shall approve or disapprove submissions within thirty (30) days of receipt. If no approval or disapproval is communicated within said thirty (30) days, requests shall be deemed approved. Reasons will be submitted for disapproval. Once a model has been approved, it may be continued throughout the Lots, but identical elevations shall not be built adjacent to or directly across the street from each other.

iv.	In the event of any exterior changes to the architectural plans, Purchaser must obtain the approval thereof by Seller and the Association (as hereinafter defined), such approvals not to be unreasonably withheld.
          (c) Landscaping. The Purchaser will be responsible for installing the trees, all as shown on Exhibit “D” attached hereto and incorporated herein by reference. Foundation landscaping is the responsibility of the Purchaser.
          (d) Maintenance. Purchaser shall maintain its construction site in an orderly fashion and shall timely remove all debris and equipment. Purchaser shall keep roads and pedestrian access ways free from storage of equipment, building materials, dirt and snow, and clean streets of mud and dust created by Purchaser’s activities at intervals reasonably acceptable to Seller, but no less than weekly during house construction. Parking of vehicles for workmen may be allowed on publicly dedicated right-of-ways, subject to Seller’s reasonable regulation.
          (e) Indemnification. Purchaser shall indemnify, defend and hold Seller harmless from and against any and all liabilities, causes of action, claims, losses, damages, costs, expenses (including, without limitation, claims or suits for personal injury and property damage) resulting from or arising in connection with Purchaser’s development, construction and/or sale of the Property (including, without limitation, any liabilities, causes of action, claims, losses or damages resulting from the actions of Purchaser’s subcontractors, sub-subcontractors, or suppliers) and improvements thereon, and any other activities of Purchaser on the Property or within or adjacent to the Project, except to the extent caused by the negligence or willful misconduct of Seller or its agents, employees, contractors or subcontractors. Seller shall indemnify, defend and hold harmless Purchaser from and against any and all liabilities, causes of action, claims, losses, damages, costs, expenses (including without limitation claims or suits for personal injury and property damage) resulting from or arising in connection with Seller’s development of the Property and any other activities of Seller on the Property or within or adjacent to the Project, except to the extent caused by the negligence or willful misconduct of Purchaser or its agents, employees, contractors or subcontractors.
          (f) FHA/VA. Purchaser shall be responsible for all representations made by Purchaser’s agents to Home Purchasers, except to the extent that such representations made by Purchaser’s agents are based upon representations or written materials provided by Seller or Seller’s agents. Purchaser shall be responsible for obtaining any FHA and VA approvals required by Purchaser.
          (g) Sediment Control. Purchaser shall be responsible for on-Lot sediment control as required by appropriate governmental authorities (including maintenance of same). Purchaser shall be responsible for maintenance of erosion control devices within the Phase after the acquisition by Purchaser of the first Lot. In the event Purchaser is cited for violations by any governmental authority (unless such violation is caused by Seller or its agents, employees, contractors or subcontractors), the Purchaser shall, at its sole cost and expense, promptly endeavor to correct such violations and shall diligently correct same in a timely manner. Should Purchaser fail to do so, the Seller shall have the right, but not the obligation, to make such corrections and charge the cost to Purchaser. Should Seller be cited for violations in areas that are the responsibility of Purchaser by any governmental authority (unless such violation is caused by Seller or its agents, employees, contractors or subcontractors), Purchaser shall, at its sole cost and expense, promptly endeavor to correct such violations and shall diligently correct same in a timely manner. Should Purchaser fail to do so, the Seller shall have the right, but not the obligation, to make such corrections and charge the cost to Purchaser.
          (h) Soil. After the Lot Inspection Report and acceptance of the Lots by Purchaser, excavation of unsuitable soil and footing modifications, which may be required because of such excavation, shall be the responsibility of Purchaser.
          (i) Landscaping. The responsibilities of Seller and Purchaser for on-Lot and common area landscaping shall be as set forth in
Exhibit “D” attached hereto. Purchaser is responsible for on-Lot landscaping only. The Purchaser must comply with all governmental regulations and ordinances relating to landscaping as to the Lots acquired by Purchaser only.
          (j) Utilities. Scheduling and coordination of electricity, telephone, cable and gas connections on-Lot shall be the responsibility of Purchaser.
          (k) Retaining Walls. Seller shall be responsible for any retaining walls necessary or required in order to grade the Lots in accordance with the approved Site Grading

Plan. Once installed, damage to the retaining walls caused by Purchaser or Purchaser’s agents will be the responsibility of the Purchaser, in the same manner as damage and repair to Bonded Improvements (as defined below) as required pursuant to Section 7.
     6.05 Pre-Closing Access. Seller agrees that Purchaser or its agents may enter upon the Property prior to any Closing for the purpose of making on-site tests and preparing engineering plans; provided, however, that Purchaser shall indemnify and hold Seller harmless from any and all claims for injury to person or damage to property or any other claims or actions (including mechanics lien claims) as a result of or arising out of any such activity by Purchaser, its employees, agents or subcontractors on the Property.
7. CONSTRUCTION DAMAGE.
     7.01 Prevention; Repair. During the course of its construction on the Property, Purchaser shall take reasonable and customary measures to avoid or minimize damage to adjacent roads and any other improvements constructed by Seller. Purchaser shall repair any damage done by Purchaser to any such roads or other improvements in a timely manner. In order to assure Purchaser’s obligation to timely repair any damage to the improvements installed by Seller, a damage deposit in the amount of $500.00 per Lot shall be delivered to Seller at each Closing (“Damage Deposit”).
     7.02 Purchaser is responsible for the completion of work that is its responsibility under Section 6.04 of this Agreement and for damage to work installed by Seller under Section 6.02 (“Seller’s Improvements”).
     7.03 In the event that repairs to Seller’s Improvements are necessary to correct loss, damage, or destruction caused by Purchaser to Seller’s Improvements, Purchaser, within fifteen (15) days, weather permitting, after receipt of notice of the requirement for repairs to be performed, shall undertake the repairs and pursue same to completion. In the event that Purchaser does not timely make the required repairs to Seller’s Improvements or in the event that Purchaser does not complete said work as required by the terms of this Agreement within the time required by the terms of this Agreement, and after Seller has provided written notice to Purchaser of such failure to complete or repair and Purchaser has failed to cure such default within thirty (30) days after Purchaser’s receipt of such written notice, Seller shall have the right, but not the obligation, to complete or repair any of Purchaser’s work or repairs which is then uncompleted under this Agreement. In such event Seller may elect to complete such work or repairs and charge the cost thereof to Purchaser, at cost plus fifteen percent (15%), and Purchaser shall pay to Seller such cost within thirty (30) days after receipt of an invoice for the sum or the next Closing date, whichever shall first occur, provided that Seller provides to Purchaser reasonable supporting evidence that Seller actually incurred such costs. Alternatively, Seller may utilize the Damage Deposit to pay the amount incurred by Seller to complete Purchaser’s work, repairs or other responsibilities of Purchaser required for the release of Seller’s bonds, and Seller shall provide the Purchaser with copies of invoices for such amounts.

     7.04 Within thirty (30) days following the issuance of a residential use permit on the last Home built by Purchaser on the Property, the parties shall jointly re-inspect the Property and prepare a memorandum identifying the damages, if any, actually caused by Purchaser or its agents, contractors, subcontractors or employees to Seller’s Improvements (hereinafter referred to as “Purchaser’s Damages”). Purchaser shall be responsible for repairing, at its sole cost and expense, any such identified Purchaser’s Damages and shall commence such repairs within ten (10) days of the date of the joint re-inspection. Upon completion of the repairs to Purchaser’s Damages, Purchaser shall have no further liability for damages. In the event Purchaser fails to commence such repairs within the applicable ten (10) day period, or thereafter fails to diligently pursue completion of the repairs, the Seller may, at its option, following written notice and Purchaser’s failure to cure the default within thirty (30) days after Purchaser’s receipt of written notice, proceed to repair Purchaser’s Damages and to pay the cost thereof from the Damage Deposit. The Seller shall be entitled to be reimbursed for all actual costs and expenses incurred plus fifteen percent (15%) within sixty (60) days of receipt by Purchaser of paid invoices or receipts for such repairs.
     7.05 Purchaser shall at all times cooperate with Seller to facilitate acceptance by VDOT, the County and/or any other entity required to accept improvements made by Seller, of all improvements bonded by Seller for the Project (“Bonded Improvements”). Purchaser’s obligation to cooperate shall remain even though Purchaser may have conveyed all Lots to Home Purchasers. The foregoing provisions of this Section 7 shall apply to all Bonded Improvements and Purchaser agrees that the Damage Deposit may be utilized in all events for damages caused by Purchaser to all Bonded Improvements as well as damages to any other Seller Improvements. Seller shall use due diligence in obtaining acceptance and bond release by VDOT, the County and/or the Association and Purchaser shall reasonably cooperate at no cost or expense to Purchaser. Any remaining Damage Deposit shall be returned to the Purchaser promptly after Purchaser (or Seller) has repaired Purchaser’s Damages pursuant to Section 7.04 above.
     7.06 Seller’s Option to Repurchase Lots. Seller, in entering into this Agreement, is relying on the experience and skills of the Purchaser, and, therefore, Purchaser shall not sell or otherwise transfer title to any of the Lots referred to herein without the prior written permission of the Seller unless Purchaser has constructed a Home on each of said Lots. The above provision is not to be interpreted as to prevent Purchaser from entering into an agreement of sale to convey either (1) a Lot to a third party purchaser who has contracted with Purchaser to construct a Home, or (ii) a Lot and the Home thereon to a third party purchaser after construction of the Home has been completed. Purchaser agrees that at each Closing it will grant the Seller an exclusive option in recordable form, which option shall be set forth in the deed from Seller to Purchaser, to repurchase the Lot conveyed at such Closing in accordance with this Section 7.06. Such option may be exercised by Seller with respect to a particular Lot during the three (3) year period commencing eighteen (18) months after the date of Closing on such Lot unless prior to the expiration of such period Purchaser begins and diligently pursues construction of a Home on the subject Lot. Seller’s right of repurchase shall be applicable only to those Lots on which construction has not commenced and/or has failed to be diligently pursued within the time period described above. For the purpose of this paragraph, commencement of construction shall mean the installation of construction footings for a Home. In the event that Seller exercises such option, the purchase price shall be the original Purchase Price paid by Purchaser at the Lot

Closing, plus all other amounts paid by Purchaser to Seller at Closing on such Lot. In the event that Seller exercises any option hereunder, settlement shall be held within thirty (30) days of the exercise of the option at a place to be selected by the Seller. Real estate taxes and other charges shall be adjusted to the date of settlement and the applicable Lot or Lots shall be conveyed by special warranty deed free and clear of all liens, encumbrances and encroachments except those exceptions to title existing on the date of Closing of the sale of such Lots by Seller to Purchaser and any other title exceptions created after Closing which do not materially increase the cost of construction of a residential dwelling unit. Transfer taxes and recording costs shall be the responsibility as set forth hereunder between Purchaser and Seller pursuant to Section 4.02 above, with Seller being responsible for those payments which are specified in Section 4.02 as being the responsibility of Purchaser and Purchaser being responsible for those payments which are specified as being the responsibility of Seller in Section 4.02. Notwithstanding anything contained in this Section 7.06 to the contrary, Seller’s repurchase rights shall be expressly subordinate and inferior to the liens and security interests securing any acquisition, development or construction financing obtained by Purchaser for the Property, and Seller agrees to execute any documents which may be reasonably requested by Purchaser or Purchaser’s lender to evidence such subordination.
8. INTENTIONALLY OMITTED.
9. PROFFERS.
     Seller agrees to comply with all off-Property conditions in the rezoning proffers that may be applicable to the development of the Project (“Proffers”) and to make all monetary contributions required of Seller by the Proffers in a timely manner excepting the proffered contribution for the benefit of the County School System. A complete copy of the Proffers is attached hereto as Exhibit “H” and incorporated herein by reference. Purchaser agrees, at its sole cost and expense, to make the required Proffer contributions required to secure a building permit (the proffered contribution for the benefit of the County School System) only for those Lots purchased by Purchaser hereunder in a timely fashion so as to not impede development of the Project or the issuance of building permits or use permits. Purchaser shall comply with and perform only those requirements and obligations contained in the Proffers that relate to construction on the Lots.
10. MARKETING.
     10.01 Signage.
          (a) Purchaser shall install no signage, other than as may be required by safety rules and similar regulations, within or around the Property without the prior approval of Seller, such approval not to be unreasonably withheld, conditioned or delayed. No paper signs shall be posted within the Project.
          (b) All project identification signs, marketing signs and entrance features are subject to the prior reasonable review and approval by Seller and must be submitted with Landscaping Plans for review and approval by Seller.

     10.02 Market Segmentation. If not previously provided by Purchaser to Seller before the Effective Date, within thirty (30) business days of the Effective Date, Purchaser agrees to provide Seller with conceptual designs of the Homes, which are proposed to be built in the Project and the estimated initial prices for each Home.
     10.03 Marketing Contribution. The Purchaser agrees to pay One Thousand Five Hundred and No/100 Dollars ($1,500.00) per Lot within the Property as its contribution for the cost of marketing the Project (the “Marketing Contribution”). The Marketing Contribution shall be payable in cash or certified funds on the date of each Closing for the Lot then purchased. The Marketing Contribution shall be non-refundable, except as otherwise provided in Section 7.06 above.
11. COMMUNITY ASSOCIATION.
     11.01 Promotion; Governing Documents.
          (a) The Project shall be subject to a property owners association (the “Association”) as the community association for the Project. The Property shall be subject to the Governing Documents (as hereinafter defined) of the Association and the exercise of the rights and powers conferred on the Association. Purchaser has been furnished with copies of the following documents (the “Governing Documents”):
(1)	Articles of Incorporation of the Association;

(2)	Bylaws of the Association; and

(3)	Declaration of Covenants, Conditions and Restrictions, as amended and supplemented.

(4)	Powell’s Landing Community Association Rules and Guidelines Handbook.
Purchaser acknowledges that Purchaser, its third party purchasers and the Property are to be bound by and subject to the Governing Documents.
          (b) After Closing on each Lot, the Purchaser shall be obligated to pay any Association dues which are required pursuant to the Governing Documents applicable thereto.
     11.02 Virginia Property Owner’s Association Act. Seller represents that the Property is located within a development, which is subject to the Virginia Property Owner’s Association Act (Title 55-508 through 55-516 of the Code of Virginia, Annotated) (the “Act”). The Act provides that the Seller is not required to obtain from the Association an Association disclosure packet and provide it to Purchaser, as long as the Purchaser is not acquiring the Lot for its own residence or for the construction of a dwelling unit to be its own residence.

12. SELLER’S REPRESENTATIONS, WARRANTIES AND COVENANTS.
     Seller hereby makes the following representations, warranties and covenants to Purchaser, all of which shall be true as of the Effective Date hereof and as of the date of any Closing hereunder:
     12.01 Authority. This Agreement has been duly and validly authorized, executed, and delivered by Seller, the performance hereunder is within Seller’s powers, and this Agreement constitutes the valid and legally binding obligation of Seller and is enforceable against Seller in accordance with its terms. Seller possesses all requisite power and authority to enter into and perform this Agreement, to sell, transfer and convey to Purchaser all of the Property and otherwise to carry out the transactions contemplated herein without the agreement, approval, consent or authorization of any other person, entity, authority, or governmental or quasi- governmental agency. The party executing this Agreement on behalf of Seller has full power and authority to bind Seller hereunder.
     12.02 Other Contracts. Seller has not entered into any other contract still existing as of the Effective Date hereof to sell or lease the Property or any part thereof.
     12.03 FIRPTA. Seller hereby represents and warrants to Purchaser that Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986. Seller further agrees, at each Closing, to furnish Purchaser an affidavit to this effect complying with the provisions of Section 1445 of the Internal Revenue Code of 1986.
     12.04 Violations and Actions. Seller has received no actual written notice of violations of laws, orders, statutes or other enactments affecting the Property, and Seller has received no actual written notice of any legal actions, suits, claims or other legal or administrative proceedings pending or threatened against Seller which might adversely affect Seller’s ability to complete the transaction contemplated by this Agreement, including (without limitation) bankruptcy, insolvency, reorganization or other similar actions or proceedings whether voluntary or involuntary.
     12.05 Environmental. Seller has delivered to Purchaser a copy of a Level I Environmental Site Assessment on the Property prepared by Dewberry & Davis dated December 13, 1990, a copy of which is attached hereto as Exhibit “F” and incorporated herein by reference. Except as set forth in Exhibit “F” attached hereto, to the best of Seller’s knowledge and without investigation by Seller, there are no materials, substances, products or wastes of a hazardous or toxic nature currently located on the Property except those disclosed in Exhibit “F” attached hereto, if any.
     In the event that prior to any Closing hereunder Purchaser learns or is advised that any of the foregoing representations, warranties and covenants of Seller are not true and correct in any material respect, then Purchaser, at its option, may either (a) terminate this Agreement by delivery of written notice thereof to Seller, and thereupon the parties hereto shall have no further rights or obligations hereunder except for those rights and obligations that expressly survive termination hereunder, or (b) waive such breach and proceed to Closing hereunder.

13. PURCHASER’S REPRESENTATIONS AND WARRANTIES.
     Purchaser hereby makes the following representations and warranties to Seller, all of which shall be true as of the Effective Date hereof and as of the date of any Closing hereunder:
     13.01 Authority. Purchaser is a limited liability company validly existing under the laws of Virginia and qualified to do business in Virginia. Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement, which has been duly and validly executed by Purchaser, and the party executing this Agreement on behalf of Purchaser has full power and authority to bind Purchaser hereunder.
     13.02 Bankruptcy. There is no bankruptcy, insolvency, reorganization or similar action or proceeding, whether voluntary or involuntary, pending against Purchaser.
     In the event that prior to any Closing hereunder Seller learns or is advised that any of the foregoing representations and warranties of Purchaser are no longer true and correct in any material respect, then Seller, at its option, may either (a) terminate this Agreement by delivery of written notice thereof to Purchaser, and thereupon the parties hereto shall have no further rights or obligations hereunder except for those rights and obligations that expressly survive termination hereunder, or (b) waive such breach and proceed to Closing hereunder.
14. CONDEMNATION.
     In the event that any condemnation proceedings are instituted, or notice of intent to condemn is given, with respect to all or any material portion of the Property, Seller shall promptly notify Purchaser thereof, in which event Purchaser shall have the option either to terminate this Agreement or to consummate the purchase of the Property with the Purchase Price reduced to reflect the actual number of Lots approved for development on the Property and the right to collect any condemnation award or compensation for such condemnation shall be retained by Seller. If pursuant to this paragraph, Purchaser elects to terminate this Agreement, Purchaser shall give written notice of such termination to Seller. Upon the giving of such notice, this Agreement shall terminate and all rights, obligations and liabilities of the parties hereunder shall be released and discharged except for those rights and obligations that expressly survive termination hereunder.
15. REMEDIES.
     15.01 Purchaser’s Remedies. In the event Seller fails to perform or observe any of the covenants or obligations to be performed or observed by Seller under this Agreement and such failure continues for a period of ten (10) days after written notice thereof from Purchaser (however, in the event that Seller fails to close on any Lots as required hereunder, Seller shall have only five (5) days to cure sure default after notice from Purchaser), Purchaser shall be entitled to (a) waive the default and proceed to any Closing; or (b) bring an action for specific performance of this Agreement; or (c) terminate this Agreement, whereupon all rights and obligations hereunder shall terminate except for the indemnification provisions of Sections 6.04(e), 6.05, 6.06 and 17.01 hereof, as its sole and exclusive remedy for Seller’s default.

Purchaser hereby waives and releases its right to seek any other remedies at law or in equity in the event of Seller’s default.
     15.02 Seller’s Remedies. The parties agree that if Purchaser defaults in its obligations hereunder and such default continues for ten (10) days after notice thereof from Seller (however, in the event that Purchaser fails to close on any Lots as required hereunder, Purchaser shall have only five (5) days to cure such default after notice from Seller), then in such event Seller shall, be entitled to terminate this Agreement by delivery of written notice thereof to Purchaser. Seller shall have no right to bring an action against Purchaser or sue Purchaser for damages for Purchaser’s failure to close on any Lot in a timely manner. In the event Purchaser fails to close on any Lot pursuant to the terms and provisions of Section 3.03 of this Agreement, Seller’s sole remedy shall be Seller’s right to terminate this Agreement upon written notice to Purchaser. Seller shall have the limited right to maintain an action against Purchaser for Seller’s actual monetary damages in the event Purchaser fails to comply with the terms and provisions of Section 3.02 hereof with respect to the Additional Purchase Price or as may be otherwise specifically provided in this Agreement. Seller shall have no right under any circumstances to sue Purchaser for punitive, consequential, incidental damages or lost profits. The indemnification obligations contained in Sections 6.04(e), 6.05, 6.06 and 17.01 of this Agreement, shall continue in full force and effect after the termination of this Agreement. Seller hereby waives and releases its right to seek any other remedies at law or in equity in the event of Purchaser’s default.
     15.03 Continuing Rights and Obligations. Notwithstanding anything contained herein to the contrary, in the event that this Agreement terminates for any reason whatsoever after Purchaser has acquired some of the Lots but prior to Purchaser acquiring all of the Lots, then this Agreement shall be deemed to be have terminated with respect to, but only with respect to, those rights and obligations of Seller and Purchaser which relate to those Lots not yet acquired by
Purchaser at the time of such termination. All rights and obligations hereunder of Seller and Purchaser, which relate to those Lots acquired by Purchaser prior to termination, shall remain in full force and effect.
16. NOTICES.
     Whenever any notice is required or permitted hereunder, such notice shall be in writing and either (i) sent by certified mail, postage prepaid, return receipt requested, (ii) sent by reputable overnight courier, or (iii) hand delivered, to the addresses as set forth below:

PURCHASER:	Powell’s Neighborhoods II, LLC c/o Stanley Martin Companies, LLC 11111 Sunset Hills Road, Suite 200 Reston, Virginia 20190 Attention: Stuart M. Ginsberg, Esq.

WITH A COPY TO:	Odin, Feldman & Pittleman, P.C. 9302 Lee Highway, Suite 1100 Fairfax, Virginia 22031 Attention: Donald N. Goldrosen, Esq.

SELLER:	Powell’s Landing LLC c/o G.P. Homes 1420 Beverly Rd, #144 McLean, VA 22101

WITH A COPY TO:	Haight, Tramonte, Yeonas, Roberts & Cochran, P.C. 8221 Old Courthouse Road, Suite 300 Vienna, Virginia 22182 Attn: George P. Yeonas, Esq.

ESCROW AGENT:	Excel Title Corporation 4100 Monument Corner Drive, Suite 310 Fairfax, Virginia 22030 Attn: Adriana Rocha
Any such notice shall be deemed given when personally delivered or delivered by such courier or, if mailed, when deposited in the mail. Each of the parties may change its address for notice purposes by written notice given to the other party hereto in the manner set forth in this Section 16.
17. MISCELLANEOUS PROVISIONS.
     17.01 Brokers. Seller and Purchaser hereby represent to the other party that no agent, broker or finder has been engaged with respect to this Agreement. In the event that any claim for a commission or similar fee is asserted by any agent, broker or any other person or entity, the parties agree to defend, indemnify and hold one another harmless with respect thereto to the extent that the indemnifying party is shown to have been responsible for the creation of such claim.
     17.02 Further Assurances. Seller and Purchaser agree to execute, acknowledge and deliver any further agreements, documents or instruments that are reasonably necessary or desirable to carry out the transaction contemplated by this Agreement.
     17.03 Entire Agreement; Amendments. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior negotiations, representations, statements and agreements, either written or oral, as to the purchase or sale of the Property. No amendment to this Agreement shall be binding on Seller or Purchaser unless such amendment is in writing and executed by both Seller and Purchaser.

     17.04 Governing Law. This Agreement and all transactions hereunder shall be governed by the laws of the Commonwealth of Virginia.
     17.05 Survival. All representations, warranties, indemnifications and covenants contained in this Agreement shall survive each Closing hereunder for a period of twelve (12) months after the date of such Closing, except for any development obligations hereunder of Seller or Purchaser which shall survive each respective Closing without any time limitation.
     17.06 Time. Time is of the essence in this Agreement.
     17.07 Severability. If any term, covenant or condition of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.
     17.08 Successors. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Neither party to this Agreement shall have the right to assign its rights and obligations under this Agreement to any individual or entity without the consent of the other party, except that Purchaser shall be entitled to assign its rights and obligations under this Agreement (upon written notice of such assignment to Seller) to any partnership, corporation, limited liability company or any other entity in which Purchaser, Martin K. Alloy and/or Steven B. Alloy maintain management control. Seller is relying on the personal expertise of the principals of Purchaser and therefore Purchaser may not assign its rights hereunder nor alter its ownership interests as to effect an indirect transfer unless Martin K. Alloy and/or Steven B. Alloy maintain management control, without Seller’s express written consent, except as permitted in the immediately preceding sentence.
     17.09 Risk of Loss. All risk of loss to the Property occurring at the time of or prior to each Closing and all liabilities and expenses arising from the Property with respect to such period of time shall be borne and paid for by Seller.
     17.10 Dates. Any dates specified in this Agreement for the performance of an obligation hereunder or the expiration of any time period hereunder which falls on a Saturday, Sunday or legal holiday shall be extended to the next day which is not a Saturday, Sunday or legal holiday. For all purposes under this Agreement, the term “business days” shall be deemed all calendar days other than Saturdays, Sundays and legal holidays.
     17.11 Possession. Possession of each of the Lots shall be given to Purchaser at the time of each respective Closing hereunder, free and clear of all tenancies and other possessory rights whatsoever.
     17.12 Litigation. In the event that either party is required to resort to litigation to enforce its rights under this Agreement, Seller and Purchaser agree that any judgment awarded to the prevailing party shall include all litigation expenses of the prevailing party, including (without limitation) attorneys’ fees and court costs.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the dates set forth beside their respective signatures below.

SELLER:

POWELL’S LANDING LLC,
a Virginia limited liability company

Date: 9/11/08	By:	/s/ Charis C. Lapas	(SEAL)

	Name:	CHARIS C. LAPAS
	Title:	MANAGER

PURCHASER:

POWELL’S NEIGHBORHOODS II, L.L.C.,
a Virginia limited liability company

Date: Sept. 11, 2008	By:	/s/ Steven B. Alloy	(SEAL)

	Name:	STEVEN B. ALLOY
	Title:	PRESIDENT

LIST OF EXHIBITS

Exhibit “A”	-	Plan/Plat

Exhibit “B”	-	Lot Inspection Report

Exhibit “C”	-	Schedule of Reimbursable Costs

Exhibit “D”	-	Landscaping Plan, Materials/Specifications and Fence and Hedge

Exhibit “E”	-	Development Responsibility Schedule

Exhibit “F”	-	Environmental Site Assessment

Exhibit “G”	-	Grading Plan

Exhibit “H”	-	Proffers

Exhibit “I”	-	Modifications to Exterior Guidelines

Exhibit “J”	-	Intentionally Deleted

EXHIBIT “A”
PLAN/PLAT

EXHIBIT “B”
LOT INSPECTION REPORT
     In accordance with the Lot Purchase Agreement dated                      between Powell’s Neighborhoods II, LLC and Powell’s Landing LLC, an inspection was held on the                      day of                     , 200___.
     All improvements shown on the approved plans, including clearing, rough grading, curbs, gutters, sanitary sewers, storm sewers, water lines and paved streets required to be installed by Powell’s Landing LLC in accordance with the terms of the Lot Purchase Agreement were found to be complete and free of defects or damages, except as noted below:

Section	Lot Number	Remarks

APPROVED

Representative for Powell’s Neighborhoods II, L.L.C.

Date

Representative for Powell’s Landing LLC	Date

EXHIBIT “C”
SCHEDULE OF REIMBURSABLE COSTS

EXHIBIT “D”
LANDSCAPING PLAN, MATERIALS/SPECIFICATIONS, AND FENCE AND HEDGE
1.	Street trees on lot by Builder to be planted in five foot planting strip on the lot side of the sidewalk. (Utility easement begins beyond this five-foot strip.)

Species:	Willow Oak (season permitting) Pin Oak (alternative)

Caliper:	Minimum 2” to 2 ‘/2”

Spacing:	Thirty-feet o.c. with a minimum of two trees per lot.
2.	Lots: Each lot will have either front yard fencing and/or shrubbery. There are six options available (details attached). Contiguous lots must not have the same option.
3.	Foundation planting plans to be provided by Builder and subject to the approval of the Developer.
March 16, 2005

SEC 9
58 LOTS
(PLAN # 03-00245)
1 OF 2
SEC 10
52 LOTS
(PLAN #03-00000)
SEC 11
61 LOTS
(PLAN #04-00453)
RECREATION CENTE
(PLAN # 02-00224)
PARCEL "A"
PARCEL "B"
PARCEL "C"
PARCEL "D"
EX. 50' BUFFER
FORT POTOMAC AVENUE
SANDY RIDGE COURT
POWELLS LANDING CIRCLE
RUTLAND COURT
BMP POND

POWELLS LANDING LOT INFO
SECTION 11

												FILL CERT
			GRASS STRIP						ZONING FOR			DELIVERED
			WIDTH IN	OPTION 1	OPTION 2	OPTION 4	OPTION 6	OPTION	OPTION			TO
LOT#	ADDRESS #	STREET	FEET	SIDE HEDGE	FRONT HEDGE	FRONT FENCE	SIDE FENCE	COMPLETE	COMPLETE	BUILDER	CUT OR FILL	DEVELOPER

1	16405	Chattanooga		X							FILL	YES
2	16409	Chattanooga				X					FILL	YES
3	16413	Chattanooga			X						FILL	YES
4	16417	Chattanooga					X				FILL	YES
5	16421	Chattanooga				X					FILL	YES
6	16425	Chattanooga		X							FILL	YES
7	16429	Chattanooga				X					FILL	YES
8	16433	Chattanooga			X						FILL	YES
9	16437	Chattanooga					X				FILL	YES
10	16441	Chattanooga			X						FILL	YES
11	16445	Chattanooga				X					FILL	YES
12	16449	Chattanooga		X							FILL	YES
13	16453	Chattanooga			X						FILL	YES
14	16457	Chattanooga					X				FILL	YES
15	16461	Chattanooga				X					FILL	YES
16	16465	Chattanooga			X						FILL	YES
17	16469	Chattanooga		X							FILL	YES
18	16473	Chattanooga				X					FILL	YES
19	16477	Chattanooga			X						FILL	YES
20	16481	Chattanooga					X				FILL	YES
21	16485	Chattanooga				X					FILL	YES
22	16489	Chattanooga			X						FILL	YES
23	16493	Chattanooga				X					FILL	YES
24	16496	Chattanooga		X							FILL	YES
25	16492	Chattanooga				X					CUT	N/A
26	16488	Chattanooga					X				CUT	N/A
27	16484	Chattanooga			X						FILL	YES
28	16480	Chattanooga				X					CUT	N/A
29	16476	Chattanooga		X							CUT	N/A
30	16476	Chattanooga				X					CUT	N/A
31	16468	Chattanooga					X				CUT	N/A
32	16464	Chattanooga			X						CUT	N/A

D=DONE N=NOT READY
C=CONFLICT TO INSTALL
S11 Fence Hedge Spreadsheet	R=READY W=READY SOON	Page 1 of 2

												CERT
			GRASS STRIP						ZONING FOR			DELIVERED
			WIDTH IN	OPTION 1	OPTION 2	OPTION 4	OPTION 6	OPTION	OPTION			TO
LOT#	ADDRESS #	STREET	FEET	SIDE HEDGE	FRONT HEDGE	FRONT FENCE	SIDE FENCE	COMPLETE	COMPLETE	BUILDER	CUT OR FILL	DEVELOPER

33	16460	Chattanooga				X					FILL	YES
34	16456	Chattanooga					X				FILL	YES
35	16452	Chattanooga			X						CUT	N/A
36	16448	Chattanooga		X							CUT	N/A
37	16444	Chattanooga				X				Mike Review	FILL	YES
37	2142	Jellico Ct.									FILL	Two Address
38	2134	Jellico Ct.				X					FILL	N/C
39	2130	Jellico Ct.		X							FILL	YES
40	2126	Jellico Ct.			X						FILL	YES
41	2122	Jellico Ct.					X				FILL	YES
42	2118	Jellico Ct.				X				Mike Review	CUT	YES
43	2114	Jellico Ct.		X							FILL	YES
44	2110	Jellico Ct.				X					CUT	N/A
45	2101	Jellico Ct.			X						FILL	YES
46	2105	Jellico Ct.				X					CUT	YES
47	2109	Jellico Ct.			X						FILL	YES
48	2113	Jellico Ct.					X				FILL	YES
49	2117	Jellico Ct.			X						FILL	YES
50	2121	Jellico Ct.				X					FILL	YES
51	2125	Jellico Ct.					X				FILL	YES
52	2129	Jellico Ct.			X						FILL	YES
53	2141	Jellico Ct.								Mike Review	CUT	Two Address
53	16436	Chattanooga			X						CUT	YES
54	16432	Chattanooga				X					CUT	YES
55	16428	Chattanooga			X						CUT	N/A
56	16424	Chattanooga					X				CUT	N/A
57	16420	Chattanooga			X						CUT	N/A
58	16416	Chattanooga				X					CUT	N/A
59	16412	Chattanooga		X							CUT	N/A
60	16408	Chattanooga			X						CUT	N/A
61	16404	Chattanooga				X					CUT	N/A
A	2138	Jellico Ct.
B	16497	Chattanooga
C	16479	Chattanooga
D	2104	Jellico Ct.

D=DONE N=NOT READY
C=CONFLICT TO INSTALL
S11 Fence Hedge Spreadsheet	R=READY W=READY SOON	Page 2 of 2

EXHIBIT “E”	DEVELOPER/BUILDER RESPONSIBILITY SCHEDULE

Description	Developer	Builder	Remarks
Engineering & Design
Topographic Survey	X
Rough Grading	X
Finish Grading		X
Flood plain studies	X
Wetlands delineation	X
Limits of Clearing	X
Soils tests/Borings	X
Soils tests/Footings/Compaction		X
Final Development Plans	X
Water & Sewer Plans- site	X
Water & Sewer Plans- lot		X
Storm Drain Plans	X
Road Plans	X
Pavement Design: subdivision	X
Pavement Design: driveways		X
Driveway center line plans		X
Site Grading& Erosion Plans	X
Revisions to Accommodate Builder Changes		X
Lot Grading Plans		X
Typical Lot Grading Specification		X
Soil Erosion Sediment Plans
Site	X		Maintenance by Bldr after lot purchase on-lot only
Lot		X
Building Permit Plans w/House Grading/Footprint		X
Architectural Plans		X
Model Plans		X
Recreation Plan	X
Reproduction & Printing
Subdivision/Final Constr Plans
1 blueline set	X
Grading Plans
1 blueline set		X
Building Permits Plans
1 blueline set		X
4 sepia/Mylar sets		X

Plats & Legal Documentation
Record Plat	X
Easement Documents: site	X
Utility easements: site	X
HOA documents	X
HOA disclosure for homebuyer	X
FHA/VA approvals		X
August        , 2008

1

EXHIBIT “E”	DEVELOPER/BUILDER RESPONSIBILITY SCHEDULE
Permits, Bonds, Fees, Approvals

Description	Developer	Builder	Remarks
Plan review fees
Initial Submission	X
Subsequent Submission	X
House Grading Revisions		X
Grading & Sediment Control
Site & right-of-way	X
Lots		X
PI Bonds & Inspection Fees
Public Work Insp Fee/Surety	X
Utility Insp Fee/Surety	X
Public Works Main Bond	X
Utility Main Bond	X
On-site General	X
On-lot		X
Utility Services		X
Driveway Aprons		X
Historical & Archaeological	X
Coordinate Primary electric, telephone, gas
From ROW through site	X
On-lot		X
Electric, telephone, gas
service connections on-lot		X
Facility Charge for Sewer & Water		X
Sewer & water tap fees		X
SWM ProRata Share	X
Transportation Improvements Contrib	X
School Contribution		X

Stakeout
Clearing & Grading: Site	X
Lots Stakeout Controls/Once only	X
House Stakeout		X
Computations — house stakeout		X
Sanitary, Storm Water
Offsite	X
On Lot		X
Curb & Gutter	X		using Builder’s driveway centerline plan
Telephone, Electric, Gas
Offsite	X
On Lot		X
Final lot surveys		X
Wall checks, final house location surveys		X
Permanent lot corners		X
As-builts rights-of-way	X
Traverse controls & benchmarks		X	One-time only
August          , 2008

2

EXHIBIT “E”	DEVELOPER/BUILDER RESPONSIBILITY SCHEDULE

Description	Developer	Builder	Remarks
Clear and Grade

ROW & off-site	X
Recreation area & trails	X
On Lot rough grading	X
On Lot finish grading		X
Lot grading specification		X
Engineer certified fill & compaction	X
ROW & off-site	X
Recreation area & trails	X
On Lot rough grading	X		One-time only
Fill or Cut
ROW & off-site	X
Recreation area & trails	X
On Lot	X
On Lot after delivery		X
Basement excavation		X
On-lot backfill, finish, fine grading		X

Storm Drainage, Erosion Control
Install storm drains	X
ROW, off-site, rec area	X
House footing & discharge drains		X
Stormwater management pond	X
Provide & maintain on-site drainage	X
Provide & maintain on-lot drainage		X
Install initial erosion & sediment controls	X
Maintain site erosion controls	X		Prior to lot delivery
Maintain site erosion controls		X	After lot delivery
Maintain storm water mgmt pond	X
Remove site erosion controls	X		Prior to lot delivery
Remove site erosion controls		X	After lot delivery
Install, maintain & remove on-lot erosion & sediment controls		X

Sanitary Sewer & Water
Install mains	X
Install laterals to property line	X
Install lateral on lot -5’ inside property line		X
- On-lot sewer & water service (including water pressure reducers and booster, sump pumps, grinder pumps or roof drains, if necessary)		X
Water meter vaults	X		One-time only
Water meter installation		X
Water meter adjustments (except as noted on lot inspection report)		X
August          , 2008

3

EXHIBIT “E”	DEVELOPER/BUILDER RESPONSIBILITY SCHEDULE

Description	Developer	Builder	Remarks
Other Utilities
Processing, coordination
On-site	X
On-lot		X
Install primary electric, gas, phone
On-site	X
On-lot		X
Utility conduit for ROW crossings	X
Utility conduit on-lots		X

Streets
Street paving base & topping	X
Driveways & aprons		X
Curb & Gutter	X
Sidewalks:
Off-site (ROW Common areas)	X
On-Lot		X
Within ROW abutting lots		X
Trails & Bike Paths	X
Street signs & St. lights (if required)	X
Pavement markings	X
Mail boxes		X
Curb & Pavement Repairs
Within public ROW	X
On-site after completion inspection		X

Miscellaneous
Landscaping, including all trees		X
Seed, sod lot (including ROW)		X
Seed during rough grading	X
Retaining Walls on approved grading plan
Common areas, ROW	X
On-lots		X
Entry monument construction	X
Entry monument landscaping	X
Recreation area landscaping	X
Fencing: ROW	X
Fencing: Lots		X

Maintenance, Bond Release
Sediment trap maintenance
on-site	X
on-site& lots after delivery		X
Sediment trap removal, grade & sod
on-site	X
on-lot		X
August          , 2008

4

EXHIBIT “E”	DEVELOPER/BUILDER RESPONSIBILITY SCHEDULE

Description	Developer	Builder	Remarks
Storm drain maintenance & flush
on-site	X
on-site & lots after delivery		X
Entry monument maintenance	X
Trash maintenance prior to delivery	X
Trash maintenance after delivery		X
Landscape, sod, tree replacement
Entry monument & common area	X
On-lots		X
Snow & ice removal
Before lot delivery	X
After lot delivery		X
August          , 2008

5

EXHIBIT “F”
ENVIRONMENTAL SITE ASSESSMENT RECEIVED

EXHIBIT “G”
GRADING PLAN RECEIVED

EXHIBIT “H”
PROFFERS RECEIVED

EXHIBIT “I”
EXTERIOR GUIDELINES

10/30/00
THE VILLAGES AT POWELLS LANDING
EXTERIOR GUIDELINES
The following are general guidelines. All specific selections must be approved in writing.
1.	Front Siding
Wood lap siding
Vinyl beaded siding
Cement lap siding
Vinyl cedar-type shakes
2.	Water Table
Brick or stone in front
Concrete formed brick, sides and rear
Optional brick or stone sides and rear
3.	Side & Rear siding
Wood lap siding
Vinyl beaded siding
Cement lap siding
Vinyl cedar shakes
Brick or Stone
4.	Basement
Concrete formed brick
Painted to match siding (except if siding is brick)
5.	Windows
Wood or Vinyl
All with mullions
Upper Windows       5’ or larger
Lower Windows       6’ or larger
Side Windows          Minimum of 2 (minimum of 4 on comer lots)
6.	Front door
Wood or Fiberglass
Single or double sidelight
7.	Shutters
Vinyl
Raised panel
8.	Roofing
Architectural grade textured

1

10/30/00
9.	Gutters
Aluminum, Painted or pre-finished
10.	Rakes, Soffit, Vents, Comer Boards (required)
Wood, Vinyl or Fypon
11.	Soffit Trim
Flat Board, Crown or Dental (vary per elevation)
12.	Stoop & steps
Brick or Stone
13.	Railings
Metal, Wood or Vinyl
14.	Fireplaces
Doghouse w/siding
Brick or Stone optional w/ full chimney or doghouse
15.	Lead walk
Concrete or Pavers
16.	Sidewalk
Concrete
17.	Driveway
Asphalt – remain
18.	Electrical
Front Door Lights – 2
Garage Lights – 1 (with three car garage – 2)
Post Light – TBD
19.	Hose Bibbs
Minimum of Front & Rear
20.	Exterior Outlets
Minimum of Front & Rear
21.	Ceiling Heights
Basement 9’ or more
Main Level 9’ or more
Upper Level 8’ or more
22.	Landscaping (representative plan to be approved)
Sod
Trees – 2 or more
Shrubs – 15 or more

2

10/30/00
23.	Fence
AC units to be screened on front & side with white vinyl picket fence
Other fencing TBD
Chain Link & Stockade prohibited
24.	Paint (exterior color packages to be approved)
One color trim or vinyl
Shutters one color
Front door one color
Garage door – trim color
25.	Garage doors (submit for approval)

26.	Roof pitch
Minimum of 7/12
27.	Elevations
No flat fronts
28.	House Numbers
Brass or black
Nailed directly to house or decorative wood backer
29.	Exterior Door Hardware
Kick – plate
Lever or Thumb handle w/ brass rear plate
Door Bell
30.	Mailboxes
by , Installed by Builder

3

EXHIBIT “J”
INTENTIONALLY DELETED